UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2023

AppTech Payments Corp.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-27569	66-0847995
(Commission File Number)	(IRS Employer Identification No.)

5876 Owens Ave, Suite 100

Carlsbad, California 92008

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (760) 707-5959

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.001 per share	APCX	Nasdaq Capital Market
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $4.15	APCXW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Registered Direct Offering

On October 24, 2023, AppTech Payments Corp., a Delaware Corporation (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with a certain institutional investor (the “Purchaser”). The Purchase Agreement provides for the sale and issuance by the Company of an aggregate of: (i) 1,666,667 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and (ii) warrants (the “Purchase Warrants” and, together with the Shares, the “Securities”) to purchase up to 1,666,667 shares of Common Stock. The offering price per Share and associated Purchase Warrants is $2.10.

Each Purchase Warrant has an exercise price of $2.74 per share, will be immediately exercisable and will have a term of exercise equal to 5 years from the initial exercise date.

The offering is expected to result in gross proceeds to the Company of approximately $3.5 million. The net proceeds to the Company from the offering are expected to be approximately $3.2 million, after deducting placement agent fees and expenses and estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the offering for the acquisition of Alliance Partners, LLC pursuant to the membership interest purchase agreement, dated October 13, 2023, by and among the Company, Alliance Partners, LLC and Chris Leyva and the remainder of the proceeds for working capital and general corporate purposes.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties, and termination provisions.

The sale of the Shares and Purchase Warrants is anticipated to close on or about October 26, 2023, subject to the satisfaction of the closing conditions by the parties contained in the Purchase Agreement.

On October 24, 2023, the Company also entered into a placement agent agreement (the “Placement Agent Agreement”) with Titan Partners Group LLC, a division of American Capital Partners (the “Placement Agent”). Pursuant to the terms of the Placement Agent Agreement, the Placement Agent agreed to use its reasonable best efforts to arrange for the sale of the Securities (the “Placement”). The Company will pay the Placement Agent (i) a cash fee equal to 7.0% of the aggregate gross proceeds from the Placement, (ii) a non-accountable expense allowance in the amount of 1% of the aggregate gross proceeds from the Placement and (iii) will reimburse the Placement Agent for certain of its expenses in an aggregate amount up to $75,000.

The Placement Agent Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Placement Agent, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties, and termination provisions.

Pursuant to the Purchase Agreement, the Company has agreed that, subject to certain exceptions, (i) it will not issue, or enter into any agreement to issue or announce the issuance or proposed issuance of Common Stock for a period of thirty (30) days following the closing of the offering and that (ii) it will not enter into a variable rate transaction for a period of one (1) year following the closing of the offering provided, however, that after the expiration of the 30 day period following the closing of the offering, the issuance of shares of Common Stock in an “at the market” offering pursuant to that certain At The Market Offering Agreement, dated August 21, 2023, with StockBlock Securities LLC, as sales agent, shall not be deemed a Variable Rate Transaction.

The offering is being made pursuant to a registration statement on Form S-3 (File No. 333-265526), which was filed by the Company with the Securities and Exchange Commission on June 10, 2022, and declared effective on July 15, 2022, as supplemented by a prospectus supplement dated October 24, 2023.

In connection with the Purchase Agreement, the Company entered into an amendment to common stock purchase warrant (the “Warrant Amendment”) with the holder of 1,666,667 warrants issued to the purchaser pursuant to the securities purchase agreement, dated January 30, 2023, by and between the Company and a certain institutional investor. Pursuant to the amendment, the exercise price of the warrants was reset to $2.74.

The Placement Agent Agreement, Purchase Agreement, form of Common Warrant and Warrant Amendment, are filed as Exhibits 1.1, 10.1, and 4.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The above descriptions of the terms of the Placement Agent Agreement, Purchase Agreement and Purchase Warrants are qualified in their entirety by reference to such exhibits.

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Item 8.01. Other Events.

The Company issued a press release announcing the offering of its securities on October 24, 2023. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Exhibits.

(d)	Exhibits

Exhibit No.	Description
1.1	Placement Agent Agreement, dated October 24, 2023, between AppTech Payments Corp. Titan Partners Group LLC, a division of American Capital Partners
4.1	Form of Purchase Warrant
5.1	Opinion of Nelson Mullins Riley & Scarborough LLP
10.1+	Securities Purchase Agreement, dated October 24, 2023, by and between AppTech Payments Corp. and the Purchaser
10.2	Amendment to Common Stock Purchase Warrant
23.1	Consent of Nelson Mullins Riley & Scarborough LLP (contained in Exhibit 5.1)
99.1	Press Release, dated October 24, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+	Pursuant to Item 601(a)(5) of Regulation S-K, schedules have been omitted and will be furnished on a supplemental basis to the Securities and Exchange Commission upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPTECH PAYMENTS CORP.

Date: October 24, 2023	By:	/s/ Luke D’Angelo
Luke D’Angelo
Chief Executive Officer

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